Exhibit 10.8

[Sun Microsystems letterhead]

February 1, 1999

LFI#14771

INPRISE Corporation
Tim Colling
100 Enterprise Way
Scotts Valley, CA 95066-3249

Dear Mr. Colling:

We understand that Inprise is seeking Sun's permission to distribute certain files from ***** in conjunction with our SSL technology, which Inprise licensed for use with its CORBA Object Request Broker ("ORB") product pursuant to the Addendum 1 to the Technology License and Distribution Agreement ("TLDA") dated October 31, 1995, between Sun Microsystems, Inc. and Inprise Corporation. #14268

Sun hereby authorizes Inprise to bundle the files listed below, in binary code form, with Sun’s SSL technology when distributed pursuant to the terms of the TLDA, including, but not limited to, any export restrictions and Field of Use limitations.

Authorized Classes from:
*****

All other terms of the TLDA remain in full force and effect. Other than the rights granted in this letter and in the TLDA, no other rights to classes identified above are granted to Inprise.

Please acknowledge the acceptance of these terms by having a duly authorized official of Inprise sign in the space provided below.

Sincerely,

/s/ Alan Patty

Alan Patty
Vice President, Sales

Inprise Corporation hereby accepts the terms of this letter:

/s/ Richard LeFaivre
By

Richard LeFaivre
Name

SVP, R&D
Title

2/11/99
Date

*****	Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.